CONTACT:  Tandycrafts, Inc.
                                   Leo Taylor (817) 551-9600
                                   or
FOR IMMEDIATE RELEASE              Brian Edwards, Paula MacKenzie
                                   Lambert, Edwards & Associates, Inc.
                                   (616) 233-0500 (mail@lambert-edwards.com)



                         TANDYCRAFTS ANNOUNCES SALE OF
                       CARGO FURNITURE TO PIER 1 IMPORTS

FORT WORTH, Texas, February 2, 2001 - Tandycrafts, Inc. (NYSE: TAC) today announced it has signed a definitive agreement to sell its Cargo Furniture unit to Fort Worth, Texas-based retailer Pier 1 Imports, Inc. (NYSE: PIR). Terms of the transaction, which is currently expected to close by late February, were not disclosed.

The Fort Worth, Texas-based home decor company also announced President and Chief Operating Officer James Allen will resign to accept a post with the Cargo subsidiary of Pier 1. Tandycrafts Chairman and Chief Executive Officer Michael Walsh will assume Allen's responsibilities as president of the Company's Pinnacle Art & Frame unit on an interim basis, a post he held two years ago.

Walsh said: "The sale of Cargo to a strategic buyer like Pier 1 will finally allow us to focus on Pinnacle, our core frames and wall decor operation. This transaction will complete the Company's restructuring effort."

Pinnacle, the nation's #2 maker of picture frames, framed art and wall decor, has historically been the Company's most profitable division.

Walsh continued: "The sale of Cargo will allow us to be leaner and more focused. We have been implementing several strategic initiatives to reduce our working capital needs, and those initiatives will be accelerated with the sale of Cargo. We will also begin implementing additional initiatives to reduce costs, increase productivity and improve operating efficiencies."

The Company said the proceeds from the sale of Cargo will be used to pay down debt. As of January 31, 2001, the Company's outstanding balance under its revolving credit facility was $35.7 million. The Company's current revolving credit facility expires March 31, 2001. The Company is in negotiations with other potential financing sources and investors to reach a long-term solution to its financing needs.



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"Tandycrafts will be completely focused on the efficient operation of the frames and wall decor business. Because of our product and merchandise capabilities, along with our relationships with customers, we believe that, given time, we can complete the refinancing of our debt. The sale of Cargo is a significant step towards the completion of that objective," Walsh said.

While the Company believes that it will be able to obtain alternative financing, there can be no assurance that the Company will be able to secure such financing. Any failure to obtain adequate financing could have a material adverse effect on Tandycrafts' liquidity, operations and financial condition.

Tandycrafts, Inc. (www.tandycrafts.com) is a leading maker and marketer of consumer products. The Company's products are sold nationwide through wholesale distribution channels, including mass merchandisers and specialty retailers.

Statements in this news release which are not purely historical facts are forward looking statements, including statements containing the words "believe", "estimate", "project", "expect" or similar expressions. These statements are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended. All forward-looking statements are based upon information available to Tandycrafts on the date of this release. Any forward-looking statement inherently involves risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, continued acceptance of the Company's products in the marketplace, successful implementation of its strategic plan, the extension or refinancing of its existing bank facility and the restrictions any such extension or refinancing could place on the Company, the ability to obtain new financing from other financing sources, the ability to generate positive cash flow from operations and asset sales, competitive factors, dependence upon third-party vendors, and other risks detailed in the Company's periodic report filings with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release. Readers are cautioned not to place undue reliance on forward-looking statements.

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